Exhibit 99.1

Veritiv Announces Record First

Quarter 2021 Net Income and Adjusted EBITDA

Reports First Quarter Net Sales of $1.6 Billion,

Record First Quarter Net Income of $21.3 Million,

Basic and Diluted Earnings per Share of $1.34 and $1.28, respectively,

Record First Quarter Adjusted EBITDA of $59.5 Million, and

Record Low Net Leverage Ratio of 2.0x

ATLANTA (May 5, 2021) – Veritiv Corporation (NYSE: VRTV), a full-service provider of business-to-business distribution solutions, today announced financial results for the first quarter ended March 31, 2021.

“We started 2021 with record first quarter earnings driven by continued Packaging sales growth and operational efficiencies implemented across the Company,” said Sal Abbate, Chief Executive Officer. “Our earnings momentum, fueled by the execution of our multi-year strategy to drive profitable growth, continued into the first quarter.”

For the three months ended March 31, 2021, compared to the three months ended March 31, 2020:

•	Net sales were $1.6 billion, a decrease of 8.7% from the prior year.
•	Income before income taxes was $30.4 million, compared to $0.0 million in the prior year.
•	Net income was $21.3 million, compared to net loss of $(0.4) million in the prior year. Net restructuring charges were $4.3 million in the first quarter of 2021 compared to none in the prior year.
•	Basic and diluted earnings per share were $1.34 and $1.28, respectively, compared to a loss for both basic and diluted earnings per share of $(0.02) in the prior year.
•	Adjusted EBITDA was $59.5 million, an increase of 64.4% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 3.8%, an increase of 170 basis points from the prior year.

For the three months ended March 31, 2021, net cash provided by operating activities was $13.2 million and free cash flow was $6.9 million.

“Our disciplined working capital management and rapid net leverage reduction over the last two years, in combination with our strong earnings prospects for 2021, enabled the Company to purchase approximately $25 million of our shares in the first quarter as part of our previously authorized share repurchase program,” said Stephen Smith, Senior Vice President and Chief Financial Officer. “Due in part to our share repurchase activities in the first quarter, a historically large shareholder, UWW Holdings, LLC, has completely exited its long-term position.”

2021 Revised Guidance

Given the strong financial performance in the first quarter, the Company is increasing guidance for full year 2021. Income before taxes for full year 2021 is expected to be in the range of $95 to $115 million and Adjusted EBITDA in the range of $220 to $240 million. Free cash flow for 2021 is still expected to be at least $75 million and capital expenditures for the year are still estimated to be approximately $35 million.

Veritiv Corporation will host a conference call and webcast today, May 5, 2021, at 9 a.m. (ET) to discuss its first quarter financial results. To participate, callers within the United States ("U.S.") and Canada can dial (833) 968-2246, and international callers can dial (825) 312-2066, both using conference ID number 1893453. Interested parties can also listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the webcast is completed.

Important information regarding U.S. generally accepted accounting principles ("U.S. GAAP") and related reconciliations of non-GAAP financial measures to the most comparable U.S. GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

A reconciliation of the forecasted full year 2021 Adjusted EBITDA guidance range cannot be provided without unreasonable efforts due to the uncertainty and variability on a forward-looking basis of certain items that impact net income including, but not limited to, restructuring charges, LIFO reserves, and taxes, any of which may be significant. In addition, the Company believes such a reconciliation would imply a degree of precision that would be confusing or misleading to investors.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a full-service provider of packaging, JanSan and hygiene products, services and solutions. Additionally, Veritiv provides print and publishing products, and logistics and supply chain management solutions. Serving customers in a wide range of industries both in North America and globally, Veritiv has distribution centers throughout the U.S., Canada and Mexico, and team members around the world helping shape the success of its customers. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the "Company") future operating results, performance, business plans, prospects, guidance, the 2020 Restructuring Plan and any other restructuring, statements related to the impact of COVID-19 and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "continue," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" and elsewhere in our Annual Report on Form 10-K and elsewhere in the Company's publicly available reports filed with the Securities and Exchange Commission ("SEC"), which contain a discussion of various factors that may affect the Company's business or financial results. Such risks and other factors, which in some instances are beyond the Company's control, include: adverse impacts of the COVID-19 pandemic; the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; procurement and other risks in obtaining packaging, facility products and paper from our suppliers for resale to our customers; changes in prices for raw materials; changes in trade policies and regulations; increases in the cost of fuel and third-party freight and the availability of third-party freight providers; the loss of any of our significant customers; uncertainties as to the structure, timing, benefits and costs of the 2020 Restructuring Plan or any future restructuring plan that the Company may undertake; adverse developments in general business and economic conditions that could impair our ability to use net operating loss carryforwards and other deferred tax assets; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our ability to attract, train and retain highly qualified employees; our pension and health care costs and participation in multi-employer pension, health and welfare plans; the effects of work stoppages, union negotiations and labor disputes; our ability to generate sufficient cash to service our debt; increasing interest rates; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; our ability to comply with the covenants contained in our debt agreements; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; changes in tax laws; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; regulatory changes and judicial rulings impacting our business; the impact of adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets on demand for our products and services, our business including our international operations, and our customers; foreign currency fluctuations; inclement weather, widespread outbreak of an illness, anti-terrorism measures and other disruptions to our supply chain, distribution system and operations; our dependence on a variety of information technology and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cybersecurity risks; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results.

The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data, unaudited)

	Three Months Ended March 31,
	2021	2020
Net sales	$1,559.3	$1,707.3
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,238.1	1,359.6
Distribution expenses	101.5	123.4
Selling and administrative expenses	166.4	203.6
Depreciation and amortization	14.5	13.8
Restructuring charges, net	4.3	—
Operating income (loss)	34.5	6.9
Interest expense, net	5.1	7.0
Other (income) expense, net	(1.0)	(0.1)
Income (loss) before income taxes	30.4	0.0
Income tax expense (benefit)	9.1	0.4
Net income (loss)	$21.3	$(0.4)

Earnings (loss) per share:
Basic earnings (loss) per share	$1.34	$(0.02)
Diluted earnings (loss) per share	$1.28	$(0.02)

Weighted-average shares outstanding:
Basic	15.88	16.16
Diluted	16.66	16.16

VERITIV CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$109.0	$120.6
Accounts receivable, less allowances of $41.1 and $41.6, respectively	853.3	849.5
Inventories	493.5	465.4
Other current assets	118.2	119.5
Total current assets	1,574.0	1,555.0
Property and equipment (net of accumulated depreciation and amortization of $382.4 and $375.9, respectively)	182.9	194.7
Goodwill	99.6	99.6
Other intangibles, net	46.3	47.4
Deferred income tax assets	56.9	60.0
Other non-current assets	369.0	378.3
Total assets	$2,328.7	$2,335.0
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$513.4	$471.9
Accrued payroll and benefits	50.8	80.6
Other accrued liabilities	167.5	182.2
Current portion of debt	14.9	14.7
Total current liabilities	746.6	749.4
Long-term debt, net of current portion	600.7	589.1
Defined benefit pension obligations	17.6	18.2
Other non-current liabilities	386.4	395.2
Total liabilities	1,751.3	1,751.9
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized; shares issued - 16.8 million and 16.6 million, respectively; shares outstanding - 15.5 million and 15.9 million, respectively	0.2	0.2
Additional paid-in capital	632.8	634.9
Accumulated earnings (deficit)	19.9	(1.4)
Accumulated other comprehensive loss	(33.8)	(33.5)
Treasury stock at cost - 1.3 million shares in 2021 and 0.7 million shares in 2020	(41.7)	(17.1)
Total shareholders' equity	577.4	583.1
Total liabilities and shareholders' equity	$2,328.7	$2,335.0

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net income (loss)	$21.3	$(0.4)
Depreciation and amortization	14.5	13.8
Amortization and write-off of deferred financing fees	0.3	0.6
Net losses (gains) on disposition of assets and sale of a business	(2.2)	0.1
Provision for expected credit losses	0.9	4.4
Deferred income tax provision (benefit)	3.1	5.2
Stock-based compensation	1.2	9.4
Other non-cash items, net	0.8	2.6
Changes in operating assets and liabilities
Accounts receivable and related party receivable	(10.3)	(19.6)
Inventories	(30.7)	38.5
Other current assets	1.7	1.2
Accounts payable and related party payable	54.3	50.9
Accrued payroll and benefits	(29.8)	(13.2)
Other accrued liabilities	(10.9)	(8.8)
Other	(1.0)	0.1
Net cash provided by (used for) operating activities	13.2	84.8
Investing activities
Property and equipment additions	(6.3)	(8.9)
Proceeds from asset sales and sale of a business	8.0	0.7
Net cash provided by (used for) investing activities	1.7	(8.2)
Financing activities
Change in book overdrafts	(9.2)	(24.7)
Borrowings of long-term debt	1,392.8	1,479.8
Repayments of long-term debt	(1,378.9)	(1,483.6)
Payments under right-of-use finance leases	(3.3)	(2.9)
Purchase of treasury stock	(24.6)	(3.5)
Payments under Tax Receivable Agreement	—	(0.3)
Payments under other contingent consideration	—	(3.5)
Other	(2.9)	(0.5)
Net cash provided by (used for) financing activities	(26.1)	(39.2)
Effect of exchange rate changes on cash	(0.4)	(0.8)
Net change in cash and cash equivalents	(11.6)	36.6
Cash and cash equivalents at beginning of period	120.6	38.0
Cash and cash equivalents at end of period	$109.0	$74.6
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$11.2	$0.6
Cash paid for interest	4.6	6.2
Non-cash investing and financing activities
Non-cash additions to property and equipment for right-of-use finance leases	$0.2	$11.2
Non-cash additions to other non-current assets for right-of-use operating leases	11.3	10.8

Non-GAAP Measures

We supplement our financial information prepared in accordance with U.S. GAAP with certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, net, fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments), free cash flow and other non-GAAP measures such as the Net Debt to Adjusted EBITDA ratio. We believe investors commonly use Adjusted EBITDA, free cash flow and these other non-GAAP measures as key financial metrics for valuing companies. In addition, the credit agreement governing our Asset-Based Lending Facility (the "ABL Facility") permits us to exclude the foregoing and other charges in calculating "Consolidated EBITDA", as defined in the ABL Facility.

Adjusted EBITDA, free cash flow and these other non-GAAP measures are not alternative measures of financial performance or liquidity under U.S. GAAP. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable U.S. GAAP measures. Adjusted EBITDA, free cash flow and these other non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures.

Table I
VERITIV CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
NET INCOME (LOSS) TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN
(in millions, unaudited)

	Three Months Ended March 31,
	2021	2020
Net income (loss)	$21.3	$(0.4)
Interest expense, net	5.1	7.0
Income tax expense (benefit)	9.1	0.4
Depreciation and amortization	14.5	13.8
EBITDA	50.0	20.8
Restructuring charges, net	4.3	—
Facility closure charges, including (gain) loss from asset disposition	0.3	1.4
Stock-based compensation	1.2	9.4
LIFO reserve (decrease) increase	5.1	(5.9)
Non-restructuring severance charges	0.8	1.7
Non-restructuring pension charges, net	—	7.1
Fair value adjustment on Tax Receivable Agreement contingent liability	—	(0.7)
Fair value adjustment on contingent consideration liability	—	1.0
Other	(2.2)	1.4
Adjusted EBITDA	$59.5	$36.2

Net sales	$1,559.3	$1,707.3
Adjusted EBITDA as a % of net sales	3.8%	2.1%

Table II
VERITIV CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(in millions, unaudited)

Three Months Ended March 31, 2021
Net cash provided by (used for) operating activities	$13.2
Less: Capital expenditures	(6.3)
Free cash flow	$6.9

Table II.a
VERITIV CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW GUIDANCE
(in millions, unaudited)

Forecast for Year Ending December 31, 2021
Net cash provided by (used for) operating activities	at least $110
Less: Capital expenditures	(35)
Free cash flow	at least $75

Table III
VERITIV CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO ADJUSTED EBITDA
(in millions, unaudited)
	March 31, 2021
Amount drawn on ABL Facility	$534.5
Less: Cash and cash equivalents	(109.0)
Net debt	$425.5

Last Twelve Months Adjusted EBITDA	$210.9

Net debt to Adjusted EBITDA	2.0	x

Last Twelve Months
March 31, 2021
Net income (loss)	$55.9
Interest expense, net	23.2
Income tax expense (benefit)	17.5
Depreciation and amortization	58.4
EBITDA	155.0
Restructuring charges, net	56.5
Facility closure charges, including (gain) loss from asset disposition	(4.8)
Stock-based compensation	9.5
LIFO reserve (decrease) increase	9.5
Non-restructuring severance charges	3.2
Non-restructuring pension charges, net	0.1
Fair value adjustment on Tax Receivable Agreement contingent liability	(18.4)
Escheat audit contingent liability	(0.2)
Other	0.5
Adjusted EBITDA	$210.9

Veritiv Contacts:

Investors: Scott Palfreeman, 844-845-2136	Media: Kristie Madara, 770-391-8471